                                 INTERLEAF, INC.
                  EXHIBIT 11--COMPUTATION OF EARNINGS PER SHARE



                                                                    Year Ended March 31
                                                            1996          1995           1994
                                                          -------       --------       --------
                                                          (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
PRIMARY
Average shares outstanding of Common Stock                 15,557        13,938         13,384
Dilutive Senior Series B Convertible Preferred Stock        1,758             -              -
Dilutive stock options                                      1,029             -              -
Dilutive stock purchase warrants                               97             -              -
Dilutive stock purchase plan rights                            54             -              -
                                                          -------      --------       --------
Total                                                      18,495        13,938         13,384
                                                          -------      --------       --------
                                                          -------      --------       --------
Income (loss) before cumulative effect of change in
accounting principle                                      $   311      $(48,362)      $(10,348)
                                                          -------      --------       --------
                                                          -------      --------       --------
Per share amount                                          $  0.02      $  (3.47)      $  (0.77)
                                                          -------      --------       --------
                                                          -------      --------       --------
Cumulative effect of change in accounting principle       $     -      $      -       $  1,900
                                                          -------      --------       --------
                                                          -------      --------       --------
Per share amount                                          $     -      $      -       $   0.14
                                                          -------      --------       --------
                                                          -------      --------       --------
Net income (loss)                                         $   311      $(48,362)      $ (8,448)
                                                          -------      --------       --------
                                                          -------      --------       --------
Per share amount                                          $  0.02      $  (3.47)      $  (0.63)
                                                          -------      --------       --------
                                                          -------      --------       --------
FULLY DILUTED
Average shares outstanding of Common Stock                 15,557        13,938         13,384
Dilutive Senior Series B Convertible Preferred Stock        1,758             -              -
Dilutive stock options                                      1,186             -              -
Dilutive stock purchase warrants                              187             -              -
Dilutive stock purchase plan rights                            57             -              -
                                                          -------      --------       --------
Total                                                      18,745        13,938         13,384
                                                          -------      --------       --------
                                                          -------      --------       --------
Income (loss) before cumulative effect of change in
accounting principle                                      $   311      $(48,362)      $(10,348)
                                                          -------      --------       --------
                                                          -------      --------       --------
Per share amount                                          $  0.02      $  (3.47)      $  (0.77)
                                                          -------      --------       --------
                                                          -------      --------       --------
Cumulative effect of change in accounting principle       $     -      $      -       $  1,900
                                                          -------      --------       --------
                                                          -------      --------       --------
Per share amount                                          $     -      $      -       $   0.14
                                                          -------      --------       --------
                                                          -------      --------       --------
Net income (loss)                                         $   311      $(48,362)      $ (8,448)
                                                          -------      --------       --------
                                                          -------      --------       --------
Per share amount                                          $  0.02      $  (3.47)      $  (0.63)
                                                          -------      --------       --------
                                                          -------      --------       --------

The dilutive effect of stock options, stock purchase warrants, and stock purchase plan rights are calculated using the treasury stock method. Under this method, these common stock equivalents are assumed to be exercised and proceeds from the exercise are assumed to be used to repurchase common stock at the average market price for primary income (loss) per share and the higher of the end of the period or average market price for fully diluted income (loss) per share. The dilutive effect of Convertible Preferred Stock is calculated using the if-converted method.